UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CAMBER ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAMBER ENERGY, INC.		CONTROL ID:
REQUEST ID:
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Annual Meeting of Stockholders
	DATE:	Tuesday, January 9, 2018
	TIME:	11:00 a.m. local time
	LOCATION:	Courtyard by Marriott at 8615 Broadway Street, San Antonio, Texas 78217
HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/CEI and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/CEI

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before december 26, 2017.

you may enter your voting instructions at https://www.iproxydirect.com/CEI until 11:59 pm eastern time January 8, 2018.
The purposes of this meeting are as follows:

1.

Electing three directors to the Company’s Board of Directors (the “Board”), each to serve a term of one year;

2.

Amending the Company’s Articles of Incorporation (as amended, the “Articles”) to increase the number of our authorized shares of common stock from 200,000,000 to 500,000,000;

3.

To authorize the Board to effect a reverse stock split of our outstanding common stock in a ratio of between one-for-ten and one-for-fifty, in their sole discretion, without further stockholder approval, by amending the Company’s Articles of Incorporation, at any time prior to the earlier of (a) the one year anniversary of this annual meeting; and (b) the date of our 2019 annual meeting of stockholders, provided that all fractional shares as a result of the split shall be automatically rounded up to the next whole share;

4.

To approve the issuance of such number of shares of common stock exceeding 19.99% of our outstanding common stock, issuable upon conversion of the 1,684 shares of Series C Redeemable Convertible Preferred Stock (“Series C Preferred Stock”), including shares issuable for dividends and conversion premiums thereon sold and agreed to be sold, pursuant to that certain Stock Purchase Agreement entered into with an institutional investor on October 5, 2017, and to approve the terms of such October 2017 Stock Purchase Agreement;

5.

Ratifying the appointment of GBH CPAs, PC as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018;

6.

To approve the issuance of 120,000 shares of common stock to our former CEO as part of a Severance Agreement and Release;

7.

To consider and vote upon a proposal to consider and vote on any proposal to authorize our Board, in its discretion, to adjourn the annual meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting; and

8.

To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.

The board of directors has fixed the close of business on November 24, 2017 as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote the shares of our common stock, par value $0.001 per share, they held on that date at the meeting or any postponement or adjournment of the meeting.

The Board of Directors recommends that you vote ‘for’ all proposals above.

Please note - This is not a Proxy Card - you cannot vote by returning this card

Camber Energy, Inc. SHAREHOLDER SERVICES 500 Perimeter Park Drive Suite D Morrisville NC 27560	FIRST-CLASS MAIL US POSTAGE PAID RALEIGH NC PERMIT # 870

Time Sensitive shareholder information enclosed

IMPORTANT SHAREHOLDER INFORMATION

your vote is important